NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2013

HIGHLIGHTS:

•	Current quarter net income of $20.8 million, an increase of 27 percent from the prior year first quarter net income of $16.3 million.

•	Current quarter diluted earnings per share of $0.29, an increase of 26 percent from the prior year first quarter diluted earnings per share of $0.23.

•	Announced the acquisition of First State Bank in Wheatland, Wyoming.

•	Announced the acquisition of North Cascades National Bank in Chelan, Washington.

•	The loan portfolio increased $6.4 million, or 76 basis points annualized, during the current quarter.

•	Non-performing assets of $135 million decreased $8.1 million, or 6 percent, from the prior quarter and decreased $79.2 million, or 37 percent, from the prior year first quarter.

•	Current quarter net interest margin, on a tax-equivalent basis, of 3.14 percent, an increase of 9 basis points from the prior quarter net interest margin of 3.05 percent.

•	Dividend declared of $0.14 per share during the quarter.

Results Summary

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2013	December 31, 2012	March 31, 2012
Net income	$20,768	20,758	16,333
Diluted earnings per share	$0.29	0.29	0.23
Return on average assets (annualized)	1.11%	1.06%	0.91%
Return on average equity (annualized)	9.20%	9.17%	7.58%

KALISPELL, MONTANA, April 18, 2013 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income for the current quarter of $20.8 million, an increase of $4.4 million, or 27 percent, from the $16.3 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.29 per share, an increase of $0.06, or 26 percent, from the prior year first quarter diluted earnings per share of $0.23. "We had a solid first quarter and good start to the year highlighted by the announcement to acquire First State Bank in Wheatland, WY and North Cascades National Bank headquartered in Chelan, WA.," said Mick Blodnick, President and Chief Executive Officer. "It's exciting to add this type of talent and diversification to our Company," Blodnick said. "Also, for the first time in a number of years we saw positive results in credit quality, loan growth and our net interest margin all in the same quarter. The quarter brought a long awaited reduction in premium amortization and gives us hope that through the course of this year we could benefit from further reductions."

During the first quarter of 2013, the Company announced the signing of a definitive agreement to acquire First State Bank, a community bank based in Wheatland, Wyoming. As of December 31, 2012, First State Bank had total assets of $281 million, gross loans of $179 million and total deposits of $249 million. The transaction is expected to be completed in the second quarter of 2013. The Company also announced the signing of a definitive agreement to acquire North Cascades National Bank, a community bank based in Chelan, Washington. As of December 31, 2012, North Cascades National Bank had total assets of $347 million, gross loans of $219 million and total deposits of $300 million. The transaction is expected to be completed in the third quarter of 2013.

Asset Summary

				$ Change from	$ Change from
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
Cash and cash equivalents	$129,057	187,040	131,757	(57,983)	(2,700)
Investment securities, available-for-sale	3,658,037	3,683,005	3,239,019	(24,968)	419,018
Loans receivable
Residential real estate	513,784	516,467	515,405	(2,683)	(1,621)
Commercial	2,307,632	2,278,905	2,283,488	28,727	24,144
Consumer and other	582,429	602,053	634,318	(19,624)	(51,889)
Loans receivable	3,403,845	3,397,425	3,433,211	6,420	(29,366)
Allowance for loan and lease losses	(130,835)	(130,854)	(136,586)	19	5,751
Loans receivable, net	3,273,010	3,266,571	3,296,625	6,439	(23,615)
Other assets	549,133	610,824	574,444	(61,691)	(25,311)
Total assets	$7,609,237	7,747,440	7,241,845	(138,203)	367,392

Investment securities decreased $25.0 million, or 1 percent, during the current quarter and increased $419 million, or 13 percent, from March 31, 2012. The Company continued to purchase investment securities during the current quarter to offset the slow loan growth, however, the Company purchased investment securities (net of principal paydowns) at a slower pace than in the past several quarters. Additionally, the Company has moderately shifted the mix of investment securities through purchase activity in an effort to lessen the impact of the elevated premium amortization on collateralized mortgage obligation ("CMO") securities. The investment securities purchased during the current quarter included U.S. Agency mortgage-backed securities, U.S. Agency CMO's, corporate and municipal bonds. Investment securities represent 48 percent of total assets at March 31, 2013 and December 31, 2012 versus 45 percent at March 31, 2012.

The loan portfolio increased during the current quarter by $6.4 million, or 76 basis points annualized, to a total of $3.404 billion at March  31, 2013. Excluding charge-offs of $3.6 million and loans of $6.7 million transferred to other real estate owned, loans increased $16.7 million from the prior quarter. The loan portfolio decreased $29.4 million, or 86 basis points, from the prior year first quarter. The largest increase was in commercial loans, which increased $28.7 million, or 1.3 percent, over the prior quarter and increased $24.1 million, or 1.1 percent, from the prior year first quarter. The largest decrease was in consumer and other loans which decreased $19.6 million, or 3 percent, from the prior quarter and decreased $51.9 million, or 8 percent, over the prior year first quarter. The decreases in consumer and other loans was primarily attributable to customers paying off home equity lines of credit (HELOC's). Other assets decreased $61.7 million during the current quarter, of which $57.5 million was from the decrease in loans held for sale resulting from a decline in the levels of refinanced residential loans at quarter end.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012
Allowance for loan and lease losses
Balance at beginning of period	$130,854	137,516	137,516
Provision for loan losses	2,100	21,525	8,625
Charge-offs	(3,614)	(34,672)	(11,058)
Recoveries	1,495	6,485	1,503
Balance at end of period	$130,835	130,854	136,586
Other real estate owned	$43,975	45,115	74,337
Accruing loans 90 days or more past due	563	1,479	9,231
Non-accrual loans	90,856	96,933	131,026
Total non-performing assets [1]	$135,394	143,527	214,594
Non-performing assets as a percentage of subsidiary assets	1.79%	1.87%	2.91%
Allowance for loan and lease losses as a percentage of non-performing loans	143%	133%	97%
Allowance for loan and lease losses as a percentage of total loans	3.84%	3.85%	3.98%
Net charge-offs as a percentage of total loans	0.06%	0.83%	0.28%
Accruing loans 30-89 days past due	$32,278	27,097	42,581
__________
1 As of March 31, 2013, non-performing assets have not been reduced by U.S. government guarantees of $1.4 million.

In the first quarter of 2013, the Company maintained the positive trend of reducing non-performing assets that was established throughout 2012. Non-performing assets at March 31, 2013 were $135 million, a decrease of $8.1 million, or 6 percent, during the current quarter and a decrease of $79.2 million, or 37 percent, from a year ago. The largest category of non-performing assets was the land, lot and other construction category which was $62.3 million, or 46 percent, of the non-performing assets at March 31, 2013. Included in this category was $28.9 million of land development loans and $17.4 million in unimproved land loans at March 31, 2013. The Company has continued to reduce the land, lot and other construction category over the prior two years and during the current quarter, this category of non-performing assets was further reduced by $4.2 million, or 6 percent.

The Company's early stage delinquencies (accruing loans 30-89 days past due) of $32.3 million at March 31, 2013 increased $5.2 million, or 19 percent, from the prior quarter and decreased $10.3 million, or 24 percent, from the prior year first quarter early stage delinquencies. "Our goal this year of reducing non-performing assets below

$100 million is definitely within reach after the success we recorded in the first quarter," said Blodnick. “We also saw a significant decrease in our credit costs compared to the prior and year ago quarters. The only increase came in early stage delinquencies which was expected and for us is driven each year at this time more by seasonal employment trends due to weather rather than changes in the economy."

At March 31, 2013, the allowance for loan and lease losses ("allowance") was $131 million, a decrease of $19 thousand from the prior quarter and a decrease of $5.8 million from a year ago. The allowance was 3.84 percent of total loans outstanding at March 31, 2013, compared to 3.85 percent at December 31, 2012 and 3.98 percent at March 31, 2012. The allowance was 143 percent of non-performing loans at March 31, 2013, an increase from 133 percent at December 31, 2012 and an increase from 97 percent at March 31, 2012.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2013	$2,100	2,119	3.84%	0.95%	1.79%
Fourth quarter 2012	2,275	8,081	3.85%	0.80%	1.87%
Third quarter 2012	2,700	3,499	4.01%	0.83%	2.33%
Second quarter 2012	7,925	7,052	3.99%	1.41%	2.69%
First quarter 2012	8,625	9,555	3.98%	1.24%	2.91%
Fourth quarter 2011	8,675	9,252	3.97%	1.42%	2.92%
Third quarter 2011	17,175	18,877	3.92%	0.60%	3.49%
Second quarter 2011	19,150	20,184	3.88%	1.14%	3.68%

Net charged-off loans of $2.1 million during the current quarter decreased $6.0 million, or 74 percent, compared to the prior quarter. Although there has been fluctuation in the amount of charged-off loans the past several quarters, the Company continues to see overall better results as credit trends improve.   The current quarter provision for loan losses was $2.1 million, which decreased $175 thousand compared to the $2.3 million provision for loan losses for the prior quarter and decreased $6.5 million from the first quarter of the prior year. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company's loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company's loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from	$ Change from
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
Non-interest bearing deposits	$1,180,738	1,191,933	1,039,068	(11,195)	141,670
Interest bearing deposits	4,192,477	4,172,528	3,888,750	19,949	303,727
Repurchase agreements	312,505	289,508	259,290	22,997	53,215
FHLB advances	802,004	997,013	995,038	(195,009)	(193,034)
Other borrowed funds	10,276	10,032	10,358	244	(82)
Subordinated debentures	125,454	125,418	125,311	36	143
Other liabilities	71,503	60,059	60,033	11,444	11,470
Total liabilities	$6,694,957	6,846,491	6,377,848	(151,534)	317,109

The Company's deposits continued to increase and allowed the Company to fund the investment portfolio at lower funding costs. At March 31, 2013, non-interest bearing deposits of $1.181 billion decreased $11.2 million, or 1 percent, since December 31, 2012 and increased $142 million, or 14 percent, since March 31, 2012. Interest bearing deposits of $4.192 billion at March 31, 2013 included $656 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposit and certificate accounts). Interest bearing deposits increased $19.9 million, or 48 basis points, since December 31, 2012 and included an increase of $26.6 million in wholesale deposits. Interest bearing deposits increased $304 million, or 8 percent, from March 31, 2012 and included an increase of $181 million in wholesale deposits. Federal Home Loan Bank ("FHLB") advances decreased $195 million from the prior quarter and decreased $193 million since the prior year first quarter as a result of the decrease in total assets and the decreased need for funding.

Stockholders' Equity Summary

				$ Change from	$ Change from
(Dollars in thousands, except per share data)	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
Common equity	$864,205	852,987	822,488	11,218	41,717
Accumulated other comprehensive income	50,075	47,962	41,509	2,113	8,566
Total stockholders’ equity	914,280	900,949	863,997	13,331	50,283
Goodwill and core deposit intangible, net	(111,788)	(112,274)	(113,832)	486	2,044
Tangible stockholders’ equity	$802,492	788,675	750,165	13,817	52,327
Stockholders’ equity to total assets	12.02%	11.63%	11.93%
Tangible stockholders’ equity to total tangible assets	10.70%	10.33%	10.52%
Book value per common share	$12.70	12.52	12.01	0.18	0.69
Tangible book value per common share	$11.14	10.96	10.43	0.18	0.71
Market price per share at end of period	$18.98	14.71	14.94	4.27	4.04

Tangible stockholders' equity and tangible book value per share increased $13.8 million and $0.18 per share from the prior quarter, resulting in tangible stockholders' equity to tangible assets of 10.70 percent and tangible book value per share of $11.14 as of March 31, 2013. The increases were from earnings retention and an increase in accumulated other comprehensive income.

Cash Dividend
On March 27, 2013, the Company's Board of Directors declared a cash dividend of $0.14 per share, payable April 18, 2013 to shareholders of record on April 9, 2013. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2013
Compared to December 31, 2012 and March 31, 2012

Revenue Summary

	Three Months ended
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012
Net interest income
Interest income	$57,955	59,666	67,884
Interest expense	7,458	8,165	9,598
Total net interest income	50,497	51,501	58,286
Non-interest income
Service charges, loan fees, and other fees	11,675	12,845	11,438
Gain on sale of loans	9,089	9,164	6,813
Loss on sale of investments	(137)	—	—
Other income	2,323	3,384	2,087
Total non-interest income	22,950	25,393	20,338
	$73,447	76,894	78,624
Net interest margin (tax-equivalent)	3.14%	3.05%	3.73%

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
Net interest income
Interest income	$(1,711)	$(9,929)	(3)%	(15)%
Interest expense	(707)	(2,140)	(9)%	(22)%
Total net interest income	(1,004)	(7,789)	(2)%	(13)%
Non-interest income
Service charges, loan fees, and other fees	(1,170)	237	(9)%	2%
Gain on sale of loans	(75)	2,276	(1)%	33%
Loss on sale of investments	(137)	(137)	n/m	n/m
Other income	(1,061)	236	(31)%	11%
Total non-interest income	(2,443)	2,612	(10)%	13%
	$(3,447)	$(5,177)	(4)%	(7)%

Net Interest Income
The current quarter net interest income of $50.5 million decreased $1.0 million, or 2 percent, over the prior quarter and decreased $7.8 million, or 13 percent, over the prior year first quarter. The current quarter interest income of $58.0 million decreased $1.7 million, or 3 percent, over the prior quarter as a result of the decrease in interest income on the loan portfolio. Included in the current quarter interest income was $21.4 million of premium amortization (net of discount accretion) on investment securities compared to $23.3 million in the prior quarter. The decrease of $1.9 million in premium amortization (net of discount accretion) on investment securities during the current quarter was the first quarterly decrease in seven quarters. The current quarter interest income decreased $9.9 million, or 15 percent, over the prior year first quarter primarily due to an $8.1 million increase in premium amortization (net of discount accretion) on investment securities coupled with a decrease of $4.2 million in loan interest income from the prior year first quarter. The current quarter decrease in interest expense of $707 thousand, or 9 percent, from the prior quarter and the decrease of $2.1 million, or 22 percent, in interest expense from the prior year first quarter was the result of a decrease in interest rates on deposits and a decrease in the amount of borrowings. The cost of total funding (including non-interest bearing deposits) for the current quarter was 46 basis points compared to 48 basis points for the prior quarter and 61 basis points for the prior year first quarter.

The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.14 percent, an increase of 9 basis points from the prior quarter net interest margin of 3.05 percent. The increase in the net interest margin during the current quarter was the first increase in seven quarters and was primarily attributable to the increased yield on the investment securities. Of the 13 basis points increase in yield on the investment securities, 12 basis points was due to the decrease in premium amortization. The premium amortization in the current quarter accounted for a 123 basis points reduction in the net interest margin compared to a 128 basis points reduction in the prior quarter and 79 basis points reduction in the net interest margin in the prior year first quarter. "The welcomed reduction in premium amortization is largely attributable to reduced holdings of U.S. Agency CMO's in favor of increased holdings of investment grade corporate bonds," said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $23.0 million, a decrease of $2.4 million over the prior quarter and an increase of $2.6 million over the same quarter last year. Service charge fee income decreased $1.2 million, or 9 percent, from the prior quarter as a result of seasonal activity and fewer days in the quarter. Service charge fee income increased $237 thousand, or 2 percent, from the prior year first quarter. Gain on sale of loans of $9.1 million for the current quarter remained at historically high levels, but decreased $75 thousand, or 1 percent, from the prior quarter. Compared to the prior year period, the Company recorded a $2.3 million increase on the gain on sale of loans. Other income of $2.3 million for the current quarter decreased $1.1 million, or 31 percent, from the prior quarter primarily a result of decreases in income related to other real estate owned and gains on the sale of bank assets. Included in other income was operating revenue of $62 thousand from other real estate owned and gains of $664 thousand on the sale of other real estate owned, which totaled $726 thousand for the current quarter compared to $910 thousand for the prior quarter and $528 thousand for the prior year first quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012
Compensation and employee benefits	$24,577	24,083	23,560
Occupancy and equipment	5,825	6,043	5,968
Advertising and promotions	1,548	1,478	1,402
Outsourced data processing	825	889	846
Other real estate owned	884	3,570	6,822
Federal Deposit Insurance Corporation premiums	1,304	1,306	1,712
Core deposit intangibles amortization	486	491	552
Other expense	7,985	10,148	8,183
Total non-interest expense	$43,434	48,008	49,045

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
Compensation and employee benefits	$494	$1,017	2%	4%
Occupancy and equipment	(218)	(143)	(4)%	(2)%
Advertising and promotions	70	146	5%	10%
Outsourced data processing	(64)	(21)	(7)%	(2)%
Other real estate owned	(2,686)	(5,938)	(75)%	(87)%
Federal Deposit Insurance Corporation premiums	(2)	(408)	—%	(24)%
Core deposit intangibles amortization	(5)	(66)	(1)%	(12)%
Other expense	(2,163)	(198)	(21)%	(2)%
Total non-interest expense	$(4,574)	$(5,611)	(10)%	(11)%

Non-interest expense of $43.4 million for the current quarter decreased by $4.6 million, or 10 percent, from the prior quarter and decreased by $5.6 million, or 11 percent, from the prior year first quarter primarily driven by the decrease in other real estate owned ("OREO").  OREO expense decreased $2.7 million, or 75 percent, from the prior quarter and decreased $5.9 million, or 87 percent, from the prior year first quarter. The current quarter other real estate owned expense of $884 thousand included $422 thousand of operating expense, $227 thousand of fair value write-downs, and $235 thousand of loss on sale of other real estate owned. Other real estate owned expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosed properties. Compensation and employee benefits increased by $494 thousand, or 2 percent, from the prior quarter and increased $1.0 million, or 4 percent, from the prior year first quarter. Other expense decreased by $2.2 million, or 21 percent, from the prior quarter and decreased by $198 thousand, or 2 percent, from the prior year first quarter and was the result of changes in several miscellaneous categories.

Efficiency Ratio
The efficiency ratio for the current quarter was 55 percent compared to 51 percent for the prior year first quarter. Although there was an increase in non-interest income during the current quarter, it was not enough to offset the decrease in net interest income.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d'Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell, operating in Wyoming; and Bank of the San Juans, Durango, operating in Colorado.

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of a slow recovery in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a slow economic recovery, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company's net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of the Company's common stock and the ability to raise additional capital in the future;

•	competition from other financial services companies in the Company's markets;

•	loss of services from the CEO and senior management team;

•	potential interruption or breach in security of the Company's systems; and

•	the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	March 31, 2013	December 31, 2012	March 31, 2012
Assets
Cash on hand and in banks	$88,132	123,270	95,687
Interest bearing cash deposits	40,925	63,770	36,070
Cash and cash equivalents	129,057	187,040	131,757
Investment securities, available-for-sale	3,658,037	3,683,005	3,239,019
Loans held for sale	88,035	145,501	77,528
Loans receivable	3,403,845	3,397,425	3,433,211
Allowance for loan and lease losses	(130,835)	(130,854)	(136,586)
Loans receivable, net	3,273,010	3,266,571	3,296,625
Premises and equipment, net	159,224	158,989	158,646
Other real estate owned	43,975	45,115	74,337
Accrued interest receivable	39,024	37,770	35,487
Deferred tax asset	17,449	20,394	24,511
Core deposit intangible, net	5,688	6,174	7,732
Goodwill	106,100	106,100	106,100
Non-marketable equity securities	48,812	48,812	49,699
Other assets	40,826	41,969	40,404
Total assets	$7,609,237	7,747,440	7,241,845
Liabilities
Non-interest bearing deposits	$1,180,738	1,191,933	1,039,068
Interest bearing deposits	4,192,477	4,172,528	3,888,750
Securities sold under agreements to repurchase	312,505	289,508	259,290
Federal Home Loan Bank advances	802,004	997,013	995,038
Other borrowed funds	10,276	10,032	10,358
Subordinated debentures	125,454	125,418	125,311
Accrued interest payable	4,095	4,675	5,318
Other liabilities	67,408	55,384	54,715
Total liabilities	6,694,957	6,846,491	6,377,848
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	720	719	719
Paid-in capital	642,285	641,737	641,647
Retained earnings - substantially restricted	221,200	210,531	180,122
Accumulated other comprehensive income	50,075	47,962	41,509
Total stockholders’ equity	914,280	900,949	863,997
Total liabilities and stockholders’ equity	$7,609,237	7,747,440	7,241,845
Number of common stock shares issued and outstanding	72,018,617	71,937,222	71,915,073

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2013	March 31, 2012
Interest Income
Residential real estate loans	$7,260	7,784
Commercial loans	28,632	31,041
Consumer and other loans	7,864	9,170
Investment securities	14,199	19,889
Total interest income	57,955	67,884
Interest Expense
Deposits	3,712	4,954
Securities sold under agreements to repurchase	227	299
Federal Home Loan Bank advances	2,651	3,381
Federal funds purchased and other borrowed funds	52	62
Subordinated debentures	816	902
Total interest expense	7,458	9,598
Net Interest Income	50,497	58,286
Provision for loan losses	2,100	8,625
Net interest income after provision for loan losses	48,397	49,661
Non-Interest Income
Service charges and other fees	10,586	10,492
Miscellaneous loan fees and charges	1,089	946
Gain on sale of loans	9,089	6,813
Loss on sale of investments	(137)	—
Other income	2,323	2,087
Total non-interest income	22,950	20,338
Non-Interest Expense
Compensation and employee benefits	24,577	23,560
Occupancy and equipment	5,825	5,968
Advertising and promotions	1,548	1,402
Outsourced data processing	825	846
Other real estate owned	884	6,822
Federal Deposit Insurance Corporation premiums	1,304	1,712
Core deposit intangibles amortization	486	552
Other expense	7,985	8,183
Total non-interest expense	43,434	49,045
Income Before Income Taxes	27,913	20,954
Federal and state income tax expense	7,145	4,621
Net Income	$20,768	16,333
Basic earnings per share	$0.29	0.23
Diluted earnings per share	$0.29	0.23
Dividends declared per share	$0.14	0.13
Average outstanding shares - basic	71,965,665	71,915,073
Average outstanding shares - diluted	72,013,177	71,915,130

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Three Months ended
	March 31, 2013			March 31, 2012
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$617,852	7,260	4.70%	$584,758	7,784	5.32%
Commercial loans	2,271,070	28,632	5.11%	2,290,236	31,041	5.44%
Consumer and other loans	587,433	7,864	5.43%	639,302	9,170	5.75%
Total loans [1]	3,476,355	43,756	5.10%	3,514,296	47,995	5.48%
Tax-exempt investment securities [2]	959,728	14,150	5.90%	867,621	13,955	6.43%
Taxable investment securities [3]	2,686,727	4,772	0.71%	2,382,119	10,602	1.78%
Total earning assets	7,122,810	62,678	3.57%	6,764,036	72,552	4.30%
Goodwill and intangibles	112,037			114,138
Non-earning assets	349,000			358,294
Total assets	$7,583,847			$7,236,468
Liabilities
Non-interest bearing deposits	$1,141,181	—	—%	$1,003,604	—	—%
NOW accounts	965,799	273	0.11%	830,821	369	0.18%
Savings accounts	495,975	73	0.06%	427,129	91	0.09%
Money market deposit accounts	997,088	514	0.21%	874,239	600	0.28%
Certificate accounts	1,082,132	2,426	0.91%	1,071,999	3,285	1.23%
Wholesale deposits [4]	579,188	426	0.30%	643,507	609	0.38%
FHLB advances	921,652	2,651	1.17%	1,011,711	3,381	1.34%
Repurchase agreements, federal funds purchased and other borrowed funds	427,693	1,095	1.04%	456,340	1,263	1.11%
Total funding liabilities	6,610,708	7,458	0.46%	6,319,350	9,598	0.61%
Other liabilities	57,767			50,850
Total liabilities	6,668,475			6,370,200
Stockholders’ Equity
Common stock	720			719
Paid-in capital	641,997			642,869
Retained earnings	220,438			181,972
Accumulated other comprehensive income	52,217			40,708
Total stockholders’ equity	915,372			866,268
Total liabilities and stockholders’ equity	$7,583,847			$7,236,468
Net interest income (tax-equivalent)		$55,220			$62,954
Net interest spread (tax-equivalent)			3.11%			3.69%
Net interest margin (tax-equivalent)			3.14%			3.73%
__________

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $4.3 million and $4.3 million on tax-exempt investment security income for the three months ended March 31, 2013 and 2012, respectively.

[3]	Includes tax effect of $381 thousand and $386 thousand on investment security tax credits for the three months ended March 31, 2013 and 2012, respectively.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from	% Change from
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
Custom and owner occupied construction	$36,607	40,327	38,540	(9)%	(5)%
Pre-sold and spec construction	36,162	34,970	50,699	3%	(29)%
Total residential construction	72,769	75,297	89,239	(3)%	(18)%
Land development	78,524	80,132	98,315	(2)%	(20)%
Consumer land or lots	100,722	104,229	118,689	(3)%	(15)%
Unimproved land	49,904	53,459	61,462	(7)%	(19)%
Developed lots for operative builders	15,713	16,675	23,910	(6)%	(34)%
Commercial lots	17,717	19,654	26,228	(10)%	(32)%
Other construction	68,046	56,109	32,503	21%	109%
Total land, lot, and other construction	330,626	330,258	361,107	—%	(8)%
Owner occupied	705,232	710,161	709,979	(1)%	(1)%
Non-owner occupied	466,493	452,966	445,118	3%	5%
Total commercial real estate	1,171,725	1,163,127	1,155,097	1%	1%
Commercial and industrial	428,202	420,459	399,889	2%	7%
1st lien	684,968	738,854	667,341	(7)%	3%
Junior lien	79,549	82,083	92,578	(3)%	(14)%
Total 1-4 family	764,517	820,937	759,919	(7)%	1%
Home equity lines of credit	306,606	319,779	342,693	(4)%	(11)%
Other consumer	109,047	109,019	107,933	—%	1%
Total consumer	415,653	428,798	450,626	(3)%	(8)%
Agriculture	146,606	145,890	146,943	—%	—%
Other	161,782	158,160	147,919	2%	9%
Loans held for sale	(88,035)	(145,501)	(77,528)	(39)%	14%
Total	$3,403,845	3,397,425	3,433,211	—%	(1)%

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accruing Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2013	March 31, 2013
Custom and owner occupied construction	$1,322	1,343	2,688	1,322	—	—
Pre-sold and spec construction	1,101	1,603	9,085	778	—	323
Total residential construction	2,423	2,946	11,773	2,100	—	323
Land development	28,872	31,471	50,746	16,392	—	12,480
Consumer land or lots	5,800	6,459	8,271	2,862	37	2,901
Unimproved land	17,407	19,121	31,891	12,963	—	4,444
Developed lots for operative builders	2,177	2,393	8,918	1,339	—	838
Commercial lots	2,828	1,959	2,643	327	—	2,501
Other construction	5,181	5,105	5,128	192	—	4,989
Total land, lot and other construction	62,265	66,508	107,597	34,075	37	28,153
Owner occupied	14,097	15,662	20,818	8,850	—	5,247
Non-owner occupied	4,972	4,621	3,645	3,946	—	1,026
Total commercial real estate	19,069	20,283	24,463	12,796	—	6,273
Commercial and industrial	5,727	5,970	12,818	5,640	—	87
1st lien	23,341	25,739	29,199	18,961	172	4,208
Junior lien	6,366	6,660	10,749	6,274	92	—
Total 1-4 family	29,707	32,399	39,948	25,235	264	4,208
Home equity lines of credit	8,402	8,041	6,607	6,792	247	1,363
Other consumer	520	441	307	293	15	212
Total consumer	8,922	8,482	6,914	7,085	262	1,575
Agriculture	6,213	6,686	10,738	3,110	—	3,103
Other	1,068	253	343	815	—	253
Total	$135,394	143,527	214,594	90,856	563	43,975

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from	% Change from
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2012	March 31, 2012
Custom and owner occupied construction	$—	5	415	(100)%	(100)%
Pre-sold and spec construction	394	893	303	(56)%	30%
Total residential construction	394	898	718	(56)%	(45)%
Land development	1,437	191	870	652%	65%
Consumer land or lots	1,665	762	3,844	119%	(57)%
Unimproved land	915	422	117	117%	682%
Developed lots for operative builders	303	422	253	(28)%	20%
Commercial lots	—	11	—	(100)%	n/m
Other construction	—	—	122	n/m	(100)%
Total land, lot and other construction	4,320	1,808	5,206	139%	(17)%
Owner occupied	5,524	5,523	12,003	—%	(54)%
Non-owner occupied	3,825	2,802	2,116	37%	81%
Total commercial real estate	9,349	8,325	14,119	12%	(34)%
Commercial and industrial	3,873	1,905	4,490	103%	(14)%
1st lien	8,254	7,352	10,861	12%	(24)%
Junior lien	625	732	1,815	(15)%	(66)%
Total 1-4 family	8,879	8,084	12,676	10%	(30)%
Home equity lines of credit	1,238	4,164	2,609	(70)%	(53)%
Other consumer	1,428	1,001	915	43%	56%
Total consumer	2,666	5,165	3,524	(48)%	(24)%
Agriculture	2,785	912	1,174	205%	137%
Other	12	—	674	n/m	(98)%
Total	$32,278	27,097	42,581	19%	(24)%

__________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2013
Custom and owner occupied construction	$(1)	24	—	—	1
Pre-sold and spec construction	(7)	2,489	1,919	—	7
Total residential construction	(8)	2,513	1,919	—	8
Land development	68	3,035	1,236	205	137
Consumer land or lots	(38)	4,003	1,195	160	198
Unimproved land	239	636	130	250	11
Developed lots for operative builders	(22)	1,802	394	22	44
Commercial lots	242	362	(120)	244	2
Other construction	(1)	—	—	—	1
Total land, lot and other construction	488	9,838	2,835	881	393
Owner occupied	(305)	1,312	1,372	211	516
Non-owner occupied	12	597	546	30	18
Total commercial real estate	(293)	1,909	1,918	241	534
Commercial and industrial	575	2,651	334	836	261
1st lien	181	5,257	893	232	51
Junior lien	71	3,464	1,176	145	74
Total 1-4 family	252	8,721	2,069	377	125
Home equity lines of credit	1,154	2,124	346	1,185	31
Other consumer	(47)	262	36	91	138
Total consumer	1,107	2,386	382	1,276	169
Agriculture	3	125	—	3	—
Other	(5)	44	98	—	5
Total	$2,119	28,187	9,555	3,614	1,495

Visit our website at www.glacierbancorp.com